Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), effective as of June 30, 2024 is entered into between Yunhong Environmental Protection Technology Co., Ltd., a company formed under the laws of the People’s Republic of China (“Seller”), Yunhong China Group Co., Ltd., a company formed under the law of the People’s Republic of China and a parent company of Seller (“Yunhong China Group” and collectively from the Seller, the “Seller Parties”), Yunhong Technology Industry (Hubei) Co. Ltd, a company formed under the laws of the People’s Republic of China (“China Subsidiary”), a wholly owned subsidiary of Yunhong Green CTI (“CTI” and together with the China Subsidiary, the “Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns and operates certain machinery and equipment in Yunhong Health Industrial Park located in the People’s Republic of China (the “Business”); and

WHEREAS, Seller wishes to sell and assign to the China Subsidiary, and the Buyer wishes to purchase and assume from Seller, substantially all the assets of the Business, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ARTICLE IIPurchase and Sale

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller Parties shall sell, convey, assign, transfer, and deliver to China Subsidiary, and the Buyer shall purchase from Seller Parties, all of Seller Parties’ right, title, and interest in, to, and under all of the tangible and intangible assets, properties, and rights of every kind and nature and wherever located (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including the following:

(a) The Working Capital Credit (as defined herein)

(b) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts, and other inventories;

(c) all Contracts of Yunhong Environmental (the “Assigned Contracts”) primarily related to the Business. The term “Contracts” means all contracts, leases, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral;

(d) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, and other tangible personal property (the “Tangible Personal Property”);

(e) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums, and fees (including any such item relating to the payment of taxes);

(f) all of Seller Party’ s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Purchased Assets;

(g) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets, or the Assumed Liabilities;

(h) originals or, where not available, copies, of all books and records, including books of account, ledgers, and general, financial, and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records, and data (including all correspondence with any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, “Governmental Authority”)), sales material and records, strategic plans and marketing, and promotional surveys, material, and research; and

(i) all goodwill and the going concern value of the Purchased Assets and the Business.

Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Seller Parties will not be required to sell, convey, assign or transfer to the China Subsidiary, any assets other than the Purchased Assets (collectively, the assets of Seller not included in the Purchased Assets are referred to herein as the “Excluded Assets”).

Section 2.03 Assumed Liabilities.

(a) Subject to the terms and conditions set forth herein, the China Subsidiary shall assume and agree to pay, perform, and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(i) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing.

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For purposes of this Agreement, “Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

(b) Notwithstanding any provision in this Agreement to the contrary, the China Subsidiary shall not assume and shall not be responsible to pay, perform, or discharge any Liabilities of Seller Parties or any of their Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). For purposes of this Agreement: (i) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 2.04 Purchase Price. The aggregate purchase price for the Purchased Assets shall be paid by CTI via the issuance of 3,246,217 shares of CTI to the Seller (the “Seller CTI Shares”) and 1,753,783 shares of CTI to Yunhong China Group (the “Yunhong China Group CTI Shares” and collectively with the Seller CTI Shares, the “CTI Shares”).

Section 2.05 Working Capital Credit. At the Closing Date, as part of the Purchased Assets, the parties have agreed that Yunhong China Group shall provide the China Subsidiary with a working capital credit in the amount of $2,192,229 (“Working Capital Credit”). The Working Capital Credit shall be available for use by the Buyer to cover any operational expenses, including but not limited to, purchase of inventory, payment of accounts payable, and other day-to-day business expenses. The Buyer may utilize this credit at its discretion to support the ongoing operations of the acquired business.

Section 2.06 Third-Party Consents. To the extent that Seller Parties’ rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller Party, at their expense, shall use their reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller Party, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

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ARTICLE III

ARTICLE IVClosing

Section 4.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), effective as of June 30, 2024 (the “Closing Date”), simultaneously with the execution of this Agreement, or at such other time or place or in such other manner as Seller Parties and CTI may mutually agree upon in writing.

Section 4.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver the following:

(i) a bill of sale in the form of Exhibit A attached hereto/in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the Tangible Personal Property included in the Purchased Assets to the China Subsidiary;

(ii) an assignment and assumption agreement in the form of Exhibit B attached hereto/in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by the China Subsidiary of the Purchased Assets and the Assumed Liabilities;

(iii) such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement; and

(iv) make available the Working Capital Credit.

(b) At the Closing, Buyer shall deliver the following:

(i) the CTI Shares shall be issued to the Seller;

(ii) the Assignment and Assumption Agreement duly executed by the China Subsidiary;

ARTICLE V

ARTICLE VIRepresentations and warranties of seller PARTIES

Seller Parties represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 6.01 Organization and Authority of Seller. Seller Parties are duly organized, validly existing, and in good standing under the Laws of the People’s Republic of China, Seller Parties have full corporate power and authority to enter into this Agreement and the other documents contemplated by this Agreement (the “Transaction Documents”) to which a Seller Party is a party, to carry out obligations of Seller Parties hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller Parties of this Agreement and any other Transaction Document to which a Seller Party is a party, the performance by Seller Parties of its obligations hereunder and thereunder, and the consummation by Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Seller Parties. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller Parties enforceable against Seller Parties in accordance with their respective terms.

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Section 6.02 No Conflicts or Consents. The execution, delivery, and performance by Seller Parties of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller Parties; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller, the Business, or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which a Seller Party is a party or by which a Seller Party or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Purchased Assets.

Section 6.03 Assigned Contracts. Each Assigned Contract is valid and binding on each Seller Party in accordance with its terms and is in full force and effect. No Seller Party is, to Seller Party’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that would constitute an event of default under any Assigned Contract or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Assigned Contract.

Section 6.04 Title to Purchased Assets. Seller Party has good and valid title to all the Purchased Assets, free and clear of Encumbrances.

Section 6.05 Condition and Sufficiency of Assets. Each item of Tangible Personal Property is structurally sound, is in good operating condition and repair, and is adequate for the uses to which it is being put, and no item of Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business.

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Section 6.06 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller Party’s knowledge, threatened against or by any Seller Party: (i) relating to or affecting the Business, the Purchased Assets, or the Assumed Liabilities; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) Seller Parties are compliance with all Governmental Orders against, relating to, or affecting the Business or the Purchased Assets.

Section 6.07 Compliance with Laws. Seller Parties are in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

ARTICLE VII

ARTICLE VIIIRepresentations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 8.01 Organization and Authority of Buyer. CTI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Illinois. The China Subsidiary is duly organized, validly existing and in good standing under the Laws of the People’s Republic of China, Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 8.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 8.03 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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ARTICLE IX

ARTICLE XCovenants

Section 10.01 Confidentiality. From and after the Closing, Seller Parties shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, officers, employees, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller Parties can show that such information: (a) is generally available to and known by the public through no fault of Seller Parties, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller Parties, any of their Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller Parties or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller Parties shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Seller Parties shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 10.02 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Each Buyer acknowledges and agrees that CTI is entitled to (without further consent of Buyer) to disclose publicly this Agreement, and the terms set forth in this Agreement and the Transaction Documents, by, to the extent required by applicable Law, filing the Agreement and, if applicable, the Transaction Documents on a current report on Form 8-K (and any amendments thereto) with the U.S. Securities and Exchange Commission.

Section 10.03 Transfer Taxes. All sales, use, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by Seller Parties when due. Seller Parties shall, at their own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 10.04 For any assets included in the Purchased Assets where the transfer of such assets may require registration and/or compliance with local laws, regulations and administrations in the People’s Republic of China, after the closing of the transaction contemplated by this Agreement, the Seller Parties agree that they will cooperate with the China Subsidiary to transfer those assets to the China Subsidiary.

Section 10.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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ARTICLE XI

ARTICLE XIIIndemnification

Section 12.01 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 12.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, from and after Closing, Seller Parties shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller Parties pursuant to this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto;

(c) any Excluded Asset or any Excluded Liability; or

(d) any Third-Party Claim based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, “Third-Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

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Section 12.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, from and after Closing, Buyer shall indemnify and defend each of Seller Parties and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Parties Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Liability.

Section 12.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 12.05 Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

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ARTICLE XIII

ARTICLE XIVMiscellaneous

Section 14.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 14.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	YUNHONG GROUP Email: tony_tang@yunhongkg.com Attention: Tony

If to Buyer:	Yunhong Green CTI Email: fcesario@ctiindustries.com Attention: Frank Cesario

Section 14.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 14.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 14.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, and the Exhibits, the statements in the body of this Agreement will control.

Section 14.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 14.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

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Section 14.08 Governing Law; Submission to Jurisdiction. Except to the extent preempted by the laws of the People’s Republic of China, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Illinois in each case located in the city of Chicago and county of Cook, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 14.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

YUNHONG GROUP CO., LTD.

By	/s/ Wu Dong
NAME:	Wu Dong
TITLE:	Chairman; Manager

YUNHONG ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD

By	/s/ Wu Dong
NAME:	Wu Dong
TITLE:	Executive Director; Manager

YUNHONG GREEN CTI

By	/s/ Frank Cesario
NAME:	Frank Cesario
TITLE:	Chief Executive Officer

YUNHONG TECHNOLOGY INDUSTRY (HUBEI) CO., LTD

By	/s/ Zhang Sixu
NAME:	Zhang Sixu
TITLE:	Executive Director; Manager

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Exhibit A

Bill of Sale

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Yunhong Environmental Protection Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Yunhong Technology Industry (Hubei) C o., Ltd, a company organized under the laws of the People’s Republic of China (“Buyer”), all of its right, title, and interest in and to the Purchased Assets, as such term is defined in the Asset Purchase Agreement, effective as of June 30 , 2024 (the “Purchase Agreement”), to which Seller and Buyer are parties, to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, and transferred by this Bill of Sale.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale effective as of June 30, 2024.

Yunhong Environmental Protection Technology Co., Ltd.,

By	/s/ Wu Dong
Name:	Wu Dong
Title:	Executive Director; Manager

Exhibit B

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of June 30, 2024 (the “Effective Date”), is by and between Yunhong Environmental Protection Technology Co., Ltd, a company organized under the laws of the People’s Republic of China (“Seller”) and Yunhong Technology Industry (Hubei) Co. Ltd., a company organized under the laws of the People’s Republic of China (“Buyer”).

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, effective as of June 30, 2024 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.

3.Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Governing Law. Except to the extent preempted by the laws of the People’s Republic of China, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

YUNHONG ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD

By	/s/ Wu Dong
NAME:	Wu Dong
TITLE:	Executive Director; Manager

YUNHONG TECHNOLOGY INDUSTRY (HUBEI) CO., LTD

By	/s/ Zhang Sixu
NAME:	Zhang Sixu
TITLE:	Executive Director; Manager

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